Exhibit 10.____
Confidential treatment has been requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidential treatment request. Omissions are designated by three asterisks (***). A complete version of this document is being filed separately with the Securities and Exchange Commission.
AMENDED AND RESTATED LICENCE AGREEMENT
THIS AMENDED AND RESTATED LICENCE AGREEMENT MADE as of January 1, 2006
BETWEEN:
WAL-MART CANADA CORP.
(formerly, WAL-MART CANADA INC.)
(hereinafter called the “Licensor”)
OF THE FIRST PART
-and-
PCA PHOTO CORPORATION OF CANADA, INC.
(hereinafter called the “Licensee”)
OF THE SECOND PART
-and-
PCA INTERNATIONAL, INC.
(hereinafter called the “Guarantor”)
OF THE THIRD PART
WHEREAS:
1.	the Licensor is the owner and operator of a discount department store chain under the trade name/trade mark Wal-Mart at several locations within Canada;

2.	the Licensee, the Licensor and the Guarantor entered into a licence agreement made the 9th day of February, 1996, as amended and supplemented, wherein Licensor agreed to grant to the Licensee licences to operate portrait studios in certain of the Licensor’s stores (the “Original Agreement”);

3.	the Licensor, the Licensee and the Guarantor wish to enter into this Agreement for the purposes of amending and restating the framework within which the aforesaid licences shall operate;

4.	the Guarantor has executed this Agreement for the purpose of guaranteeing the obligations of the Licensee under this Agreement.
          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, conditions and agreements herein contained, other good and valuable consideration and the sum of Five Dollars ($5.00) paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree, each with the other, as follows:
1.00 Definitions and Recitals
1.01 For the purposes of this Agreement the following terms shall have the meanings hereafter ascribed to them:
“Business Day” shall mean any day of the week except a Saturday, Sunday, or a statutory holiday in the Province of Ontario;
“Commencement Date” shall have the meaning ascribed to it in section 4.10 hereof;
“Gross Sales” shall mean the entire amount of all revenue and receipts, whether from cash, cash equivalent, credit, or otherwise, of all sales of merchandise (including gift and merchandise certificates), services provided, and any other business activity conducted in connection with the Licensee’s Businesses, including mail or telephone orders received or filled in connection with any of the Licensee’s Businesses, deposits not refunded to purchasers, orders taken, although said orders may be filled elsewhere, sales to employees, sales through vending machines or other devices, and sales by a concessionaire, licensee, third person or otherwise in relation to the Licensee’s Businesses. Each sale upon installment or credit shall be treated as a sale for the full price in the week during which such sale was made, irrespective of the time when the Licensee receives payment from its customer. No deduction shall be allowed for uncollected or uncollectable credit accounts, unless and until same have been incapable of collection by the Licensee for a period of six (6) months following the occurrence of such sale, provided that in the event that same is subsequently collected, whether in whole or in part, such collected amount shall be added to Gross Sales as at the date of collection. “Gross Sales” shall not include, however, (i) any sums collected and paid out for any sales or goods and services tax imposed by any duly constituted governmental authority on any sale effected in connection with the Licensee’s Businesses; (ii) the exchange of merchandise between the various locations of the Licensee, if any, where such exchanges are made solely for the convenient operation of the business of the Licensee and not for the purpose of consummating a sale which has theretofore been made in connection with one of the Licensee’s Businesses and/or for the purpose of depriving the Licensor of the benefit of a sale which otherwise would be made in connection with one of the Licensee’s Businesses; (iii) the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by purchaser and accepted by the Licensee; or (iv) sales of the Licensee’s trade fixtures;
“Licence Fee” shall have the meaning ascribed to it in section 4.01;
“Licence Schedule” shall mean the executed licence schedules forming Schedule “A” attached hereto and forming a part of this Agreement, together with any New Store Licence Schedules;
“Licensed Premise” shall mean such physical area within a Store as the Licensor shall designate from time to time in its sole, absolute, and unfettered discretion for the Licensee’s Business, with respect to those Stores for which a Licence Schedule has been executed by the parties from time to time. For greater certainty “Licensed Premise” shall not include any Licensed Premise with respect to which the application of this Agreement has been terminated save and except as referred to in any Article 12.00 and any other provision of this Agreement expressed to survive the termination of this Agreement; and “Licensed Premises” shall mean more than one or all of the Licensed Premises collectively, as the case may be;
“Licensee’s Business” shall mean the operation of a portrait studio department under the Trade Name within a Licensed Premise, whereby only the following merchandise is sold, and/or the following services are provided to the public: the taking and sale of portrait photographs and of passport and citizenship photographs, the sale of photography-related accessories, picture frames and other portrait accessories that do not compete with those sold by the Licensor from time to time in its stores, the sale of photographic plaques, the copying and restoration of old photographs, and the provision and sale of photographic lamination services, together with such other services and/or merchandise as may be approved by the Licensor in writing from time to time, in its sole absolute and unfettered discretion, which approval may be withheld for any reason whatsoever; and “Licensee’s Businesses” shall mean more than one or all of the Licensee’s Businesses collectively, as the case may be;
“New Store Licence Schedule” shall mean a new store licence schedule executed by the parties in substantially the form set forth in Schedule “B” attached hereto and forming part of this Agreement;
“Stores” shall mean those retail establishments owned and operated by the Licensor from time to time (including, without in any way limiting the generality of the foregoing, any indoor or enclosed mall area within which the Licensor is entitled to sell merchandise) as more particularly set forth in Licence Schedule; and “Store” shall mean any one of the Stores;
“Term” shall have the meaning ascribed to it in section 3.01;
“Trade Name” shall mean “Wal-Mart Portrait Studio”;
“week” shall mean the period commencing at the opening of business each Saturday and ending at the close of business on the immediately following Friday.
1.02 The recitals hereinbefore contained are true and correct and form an integral part of this Agreement.
1.03 This Agreement hereby supercedes and replaces the Original Agreement, including all amendments and supplements thereto and licence schedules created thereunder. For greater certainty, the Original Agreement and all related licence schedules are hereby terminated, subject to any provisions expressly intended to survive termination thereof.
2.00 Licence
2.01 Subject to the provisions of this Agreement, the Licensor hereby grants to the Licensee and the Licensee does hereby accept the non-exclusive the right and licence to carry on the Licensee’s Businesses in the Stores during the Term for the purposes set forth in section 5.01. Notwithstanding the foregoing, the sales area of the Licensee is to be an integral part of each Store, and neither party shall limit access thereto or the flow of customer traffic through such area. For greater certainty, the Licensor shall at all times maintain care, control and access to the Licensed Premises.
2.02 The Licensor shall be entitled from time to time to unilaterally relocate a Licensed Premise within a Store for any reason whatsoever acting reasonably, by the delivery of written notice to that effect to the Licensee. The Licensee shall comply with the said notice and effect such work as the Licensor stipulates is necessary for it to make the Licensed Premise comply with the said notice, and where such relocation is at the request of Licensor, the Licensor shall reimburse the Licensee for reasonable construction costs actually incurred to effect such relocation (which for greater certainty shall not include any charge for administrative work or overhead of the Licensee connected with such move, or for any loss of business or lack of trade during any period within which the Licensee’s business operations are interrupted by the Licensor). Notwithstanding the foregoing, the Licensee will be responsible for all costs related to flooring, wall-covering materials and millwork in respect of such work and for all non-construction related costs. Further, where the relocation is at the request of the Licensee, Licensee shall be responsible for all construction related costs as well.
     The Licensor shall be further entitled if the Licensor ceases operation of a Store and commences the operation of a new Store in the same market area, to unilaterally relocate the Licensed Premise of the old Store to the new Store, by the delivery of written notice to that effect to the Licensee. The Licensee shall comply with the said notice and effect such work as the Licensor stipulates is necessary for it to make the Licensed Premise comply with the said notice at Licensee’s sole cost and expense.
     In the event that any such relocation precludes the Licensee from operating its business as a result of work necessary to be effected by the Licensor to facilitate such relocation, the Licensee shall not be required to pay the Licence Fee in connection with the affected Licensed Premise for the period of such interruption. The Licensor shall be entitled, acting reasonably, to designate the time and manner within which the aforesaid work shall be effected by the Licensee by the inclusion of same in the aforesaid notice, in which case the Licensee shall comply with same. The Licensee covenants and agrees to effect such work in a diligent and expedient fashion and to ensure that the area wherein the Licensed Premise was formerly located is restored to its original condition.
2.03 The Licensee, its employees, agents, contractors, service personnel, and customers shall have, subject to section 2.04, in common with all other persons entitled thereto, free access to and use of all entrances, stairways, aisles, corridors, washrooms, and other areas open to the public within a Store from time to time as the Licensor shall designate during such time(s) as the Licensee shall operate its business within the Licensed Premise in such Store.
2.04 Notwithstanding section 2.03, the Licensee, its employees, agents, contractors, and service personnel shall only have access to such portions of a Store as the Licensor or its Store manager shall designate from time to time for the purpose of transporting supplies, equipment, merchandise, goods, trade fixtures, and/or such other chattels as the Licensee may require from time to time, to and from the Licensed Premise. The Licensor shall retain exclusive possession and control of all keys and security codes to the Store and its security systems.

2.05 The Licensor shall have the right to install through or upon the Licensed Premises such pipes, aisles, conduits, wires, apparatus, and other physical installations in connection with any service system as may be proper or useful for the Licensor’s operations, but the same shall be installed so as to interfere as little as possible with the Licensee’s use of the Licensed Premises.
2.06 The Licensee acknowledges that it has examined the Licensed Premises in the Stores and is thoroughly familiar with the condition thereof and accepts each Licensed Premise in the condition existing as at their respective Commencement Dates.
2.07 In the event that the parties shall from time to time desire that this Agreement shall extend to any additional retail premises operated by the Licensor, the parties shall give effect to same by executing a New Store Licence Schedule.
3.00 Term
3.01 Subject to section 3.02, this Agreement and the licences created pursuant to this Agreement shall commence on the date hereinabove set forth and, subject to earlier termination as provided for in this Agreement, continue in effect for a term ending at 12:00 midnight on the day which is five (5) years following the date of this Agreement (the “Term”).
3.02 Notwithstanding the provisions of section 3.01, in the event that a Licence Schedule stipulates a later or earlier date of expiration than that set forth in section 3.01, the “Term” in respect of the Licensee’s Business governed by such Licence Schedule and the application of this Agreement thereto, shall commence on the Commencement Date set forth in such Licence Schedule, and end at 12:00 midnight on the date set forth in such Licence Schedule.
3.03 The Licensor shall have the option to unilaterally renew the Term with respect to any of the Licensee’s Businesses for two (2) renewal periods of two (2) years for each such renewal, by delivery of written notice to that effect to the Licensee on or before the date which is thirty (30) days prior to the expiry of the Term with respect to such Licensee’s Business. The terms of this Agreement and the license(s) created pursuant to this Agreement shall be continued for the renewal period, upon the exercise of any such option to renew by the Licensor.
4.00 Licence Fees
4.01 The Licensee shall pay a licence fee (the “Licence Fee”) to the Licensor in respect of each of the Licensee’s Businesses in:
(i)	an amount equal to *** of the total Gross Sales made by the Licensee, its employees, concessionaires, agents, licensees, contractors, successors and assigns in connection with each Licensee’s Business located within the front area of the respective Store; and

(ii)	an amount to *** of the total Gross Sales made by the Licensee, its employees, concessionaires, agents, licensees, contractors, successors and assigns in connection with each Licensee’s Business located other than within the front area of the respective Store.

For greater certainty, determination of whether a Licensed Premise is located within the front area of a Store shall be set out in the applicable Licence Schedule.
The Licensee covenants and agrees to pay the Licence Fee to the Licensor for each of the Licensee’s Businesses weekly, on the date which is ten (10) Business Days following the end of each week.
4.02 In addition, the Licensee shall bear the cost of and pay to the Licensor all applicable sales, goods and services, value added and other taxes (the “Taxes”) exigible from time to time with respect to any payment by it under this Agreement, in accordance with the provisions of the legislation imposing such Taxes. The Licensee shall pay the Taxes to the Licensor on the date that it is required to make the payment to the Licensor to which such Taxes apply.
4.03 The Licensee shall deliver to the Licensor together with each Licence Fee payment on the date which is ten (10) days following the end of each week, a sales report (the “Sales Report”) for the immediately preceding week containing such information and in the format set forth in Schedule “C” attached hereto and forming a part of this Agreement. For greater certainty, the parties acknowledge and agree that the Sales Report shall be prepared individually for each of the Licensee’s Businesses and shall specify the Gross Sales for the immediately preceding week, and all preceding weeks in the year, together with year to date totals shown adjacent to the budgeted amounts for same previously agreed to with the Licensor, Licence Fee, and Taxes for the applicable Licensee’s Business, together with a summary indicating the totals of same for all of the Licensee’s Businesses collectively. The Licensee further covenants to provide a Sales Report detailing the foregoing information for the immediately preceding year applicable to the Licensee’s Businesses, on the date which is thirty (30) days following the completion of such year. The Licensee covenants and agrees to make all of its records pertaining to the Licensee’s Businesses available to the Licensor and its agents for inspection and/or audit forthwith following the receipt by it of one (1) Business Day’s prior written notice from the Licensor and/or its agents requesting same. The Licensee covenants and agrees to retain all such records for a minimum of two (2) years following the end of each year of the Term. The Licensee shall provide the Sales Report to the Licensor prepared using Microsoft Excel™ and providing such file electronically as instructed by Licensor as well as on paper.
4.04 The parties covenant and agree to re-adjust any under or over payments of the Licence Fee, and/or Taxes payable under this Agreement with respect to the immediately preceding year of the Term, within fifteen (15) days following any of the delivery by the Licensee to the Licensor of the annual Sales Report referred to in s. 4.03, the date that a legitimate written request therefor by the other party based on a reporting error and/or other failure to comply with this Agreement, and/or the date that the Licensee becomes aware that it has effected an underpayment or overpayment to the Licensor. If a statement of Gross Sales submitted by the Licensee in respect of one of the Licensee’s Businesses is found to be incorrect, so that such error resulted in an under-reporting of Gross Sales to the Licensor which is greater than 3.5% of the Gross Sales for such Licensee’s Business for the applicable year, the Licensee shall pay all costs incurred by the Licensor with respect to any audits of the Licensee’s books and records for all of the Licensee’s Businesses for such year, including, without limiting the generality of the foregoing, the costs of any internal auditors accountants and/or associates of the Licensor involved in such process.
4.05 The Licensee shall pay to the Licensor interest on any monies owing to the Licensor which are past due under this Agreement at the rate of the annual rate of interest announced from time to time by

TD Canada Trust as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada plus 2%. Such interest shall accrue from the date such monies first become due and payable to the Licensor and shall be calculated and compounded semi-annually.
4.06 The Licensee covenants and agrees to deliver to the Licensor at the end of each quarter of each of the Licensor’s fiscal years (i.e., February 1 — January 31) and, if requested by the Licensor from time to time, contemporaneously with its execution of a New Store Licence Schedule, copies of all of its most current financial statements, including without limiting the generality of the foregoing, balance sheet, income statement, statement of retained earnings, and cash flow statement, whether or not same have been independently audited and/or prepared by a chartered accountant. In addition to the foregoing, in the event that any of such financial statements shall be audited and/or prepared by a chartered accountant from time to time, the Licensee shall forthwith deliver copies of any audit report or other report as to the adequacy of such financial statements to the Licensor. The Licensor covenants and agrees to maintain any financial statements and/or other information provided to it under this section 4.06 in confidence and shall not disclose any of same to any other person except to the extent that such information is publicly available or required to be disclosed by law.
5.00 Use of Licensed Premises
5.01 The Licensee shall be entitled to use each Licensed Premise for the purpose of carrying on the Licensee’s Business and for no other purpose, save and except for such other purpose as the Licensor may approve in writing from time to time following the receipt of a written request therefor from the Licensee which approval may be withheld for any reason whatsoever.
5.02 The Licensee shall carry on each of the Licensee’s Businesses on such days and during such hours as are specified in Schedule “D” attached hereto and forming part of this Agreement. For greater certainty, nothing in this Agreement shall prevent the Licensee from extending the studio hours of operation on a province by province or individual studio basis, provided that the Licensee must first review such change with the Licensor and receive the Licensor’s approval to extend such hours of operation.
5.03 The Licensee hereby acknowledges that its business reputation, intended use of the Licensed Premises as set forth in section 5.01, potential for payment of Licence Fees and ability to generate patronage to the Licensed Premises and the Stores were all relied upon by the Licensor and served as significant and material inducements contributing to the Licensor’s decision to enter into this Agreement with the Licensee. The Licensee hereby covenants and agrees: (i) to carry on the Licensee’s Businesses only under the Trade Name and under no other name or trade name whatsoever without the Licensor’s prior written consent which may be withheld for any reason whatsoever, (ii) to commence on the Commencement Date and thereafter continuously use the Licensed Premises for the retail sale of its goods or services in accordance with its permitted use set forth in section 5.01, during the hours designated by the Licensor pursuant to section 5.02.
6.00 Operating Standards / Customer Complaints
6.01 The Licensee shall operate its business in an efficient, high class and reputable manner. In addition, the Licensee will conduct all business in conjunction with and abiding by the Licensor’s philosophies, culture and standards in force from time to time. The Licensee agrees with the Licensor that the Licensee’s Businesses will be operated in a diligent and business-like manner in conformity with the Licensor’s standards and policies as may be amended from time to time. The Licensee’s employees will at all times, while on the Licensor’s premises or otherwise interacting with Licensor’s customers, maintain a pleasant and courteous attitude toward customers. While on the Licensor’s premises, the Licensee’s employees shall be subject to the Licensor’s rules and regulations as may be amended from time to time. No smoking, food or drink will be allowed on the sales floor. The personal appearance of the Licensee’s employees, agents and workmen must be neat and clean and all attire must be consistent with attire worn by the Licensor’s sales floor associates. The Licensee will instruct each employee to refer to the Licensor’s Store management for details on all such rules and regulations. The Licensee shall not permit any odours or noise which are objectionable or unpleasant to the Licensor or its customers to emanate within a Store nor take any other action which would constitute a nuisance or would disturb or endanger the customers or occupants of the Store, nor do anything which would tend to injure the reputation of the Store or the Licensor.
6.02 The Licensee shall not conduct within the Licensed Premises any “fire”, “bankruptcy”, “going-out-of-business,” “liquidation,” or other similar sale, and/or operate within the Licensed Premises a “wholesale” or “factory outlet” store, a “cooperative store”, a “second hand” store, a “surplus” store or a store commonly referred to as a “discount house”.
6.03 The Licensee shall maintain all its displays in a neat, and attractive condition at all times.
6.04 The Licensee shall be solely responsible for the control and management of its operations, employment practices and labour relations concerning the Licensee’s employees and other persons rendering services to it. For greater certainty, the Licensee shall have the sole and exclusive control over its employees, including ensuring that its employees have proper work authorization to work in the occupation and location specified by the Licensee, employee relations policies and policies relating to wages, hours of work, working conditions, and conditions of its employees, and the sole and exclusive right to hire, transfer, suspend, lay off, recall, promote, assign, discipline, adjust grievances, and discharge said employees.
6.05 If the Licensor has any complaint concerning any employees of or persons rendering services to the Licensee, the Licensor shall inform the Licensee of said complaint. The Licensee shall forthwith thereafter take such actions as the Licensee deems appropriate to rectify the subject matter of such complaint and to prevent any similar recurrence in the future. The Licensee acknowledges and agrees that the Licensor’s store managers and assistant store managers shall be entitled to settle any customer complaint pertaining to the Licensee and/or make any payment to any customer to give effect to such settlement, and the Licensee shall forthwith reimburse the Licensor for same upon receipt of a request to do so from the Licensor.
6.06 All customer complaints involving the Licensee that are received by the Licensor shall be referred to an employee of the Licensee who shall be designated by the Licensee as its designated corporate representative. The Licensee shall use its best efforts to respond to these complaints within a reasonable period after receipt of same by the Licensee and the Licensee shall make a diligent effort to promptly resolve complaints or otherwise satisfy customers’ concerns and, if so requested by the Licensor, shall advise the Licensor of the status of any complaint and the efforts made to resolve or satisfy same.
6.07 The Licensee shall not, without the Licensor’s prior written consent which may be withheld for any reason whatsoever, keep anything within a Licensed Premise or use a Licensed Premise for any activity which increases the insurance premium cost or invalidates any insurance policy carried by any person with respect to a Store or any part thereof. All property kept, stored or maintained within the Licensed Premises by or on behalf of the Licensee shall be at the Licensee’s sole risk.
6.08 The Licensor shall maintain and repair the Stores within which the Licensed Premises are located to the standard that it deems acceptable, acting reasonably, so as to permit the Licensee to operate its business therein.
6.09 The Licensee covenants and agrees to provide a 20% discount on all merchandise and services offered for sale in connection with the Licensee’s Business which is not “on sale” or offered at a “special promotional price” to all persons entitled to use and who present at the time of purchase a valid Wal-Mart associate discount card. Further, the Licensee may from time to time extend such 20% discount to defined persons for promotional purposes, subject to Licensor’s prior written approval. For greater certainty, such Licensor’s approval may only be granted by Licensor’s Director of Licensing, or by an officer of the Licensor.
6.10 The Licensor hereby grants the Licensee a licence to operate the Licensee’s Businesses under the Trade Name, and the Licensee’s advertising may specify the local address of the Store in which a Licensee’s Business is situate. The Licensee shall, subject to the terms of this section, be permitted to advertise the Licensee’s Businesses in all forms of media as the Trade Name. The Licensor shall make all reasonable efforts to assist the Licensee in obtaining any advertising or media discount that may be available to the Licensor from time to time. Upon termination of this Agreement with respect to a Licensee’s Business or in its entirety (as the case may be), the licence granted by this section shall be automatically terminated and of no further force or effect with respect to the applicable Licensee’s Business(es). Any advertising by the Licensee using the Trade Name, Licensor’s name, and/or the mark/trademark “Wal-Mart”, must be approved in advance in writing by Licensor. Notwithstanding anything herein contained all dealings by the Licensee with its creditors, suppliers, workmen, contractors, agents, employees, and other similar persons shall be conducted exclusively in the Licensee’s name, and the Licensee shall not in any manner obligate the Licensor on account thereof.
6.11 The Licensor warrants that the Licensee’s conduct of the Licensed Businesses under the Trade Name in conformity with this Agreement does not and will not infringe or violate any trademark, trade name, or other intellectual property rights of any other licensee of the Licensor. Provided that the Licensee complies with its obligations under this section 6.11, the Licensor hereby agrees to indemnify, defend, and hold the Licensee and its parent and affiliated corporations, employees, officers, agents, successors, and assigns harmless from all losses, damages, and expenses (including attorney’s fees incurred by such indemnified party) which such indemnified party may suffer as the result of any breach of the Licensor’s warranties under this section 6.11. The indemnity contained in this section 6.11 shall survive the termination of this Agreement. The Licensee hereby grants and covenants and agrees to cause the other indemnified parties to grant the Licensor the exclusive right on behalf of the aforesaid indemnified parties to defend, compromise, settle, retain and instruct counsel, and/or otherwise deal with any claim, demand or other assertion made of any of them with respect to the matters for which the Licensor has agreed to indemnify any of them under this section 6.11.
6.12 The Licensee acknowledges that the Licensor is the operator of discount stores featuring a full stock of quality merchandise at low, competitive prices and that the Licensor’s reputation for competitive pricing and customer satisfaction are imperative to its successful operation. The Licensee agrees that each of the Licensee’s Businesses must reasonably conform to that image. The Licensee agrees to use its best efforts to offer to its customers the ability to obtain photographic services (including portrait packages) from each Licensee’s Business at values equal to or better than verified, bona fide prices offered by competitors in the market within which the applicable Licensee’s Business is carried on.
7.00 Construction/Alterations
7.01 The Licensee shall not make any replacements, improvements, alterations or renovations to any part of a Licensed Premise (save and except for the installation and removal of non-affixed movable trade fixtures which may be installed without drilling, cutting or other physical alteration of any part of the building within which the Store is located (referred to in this Agreement as “trade fixtures”)) from that approved by the Licensor pursuant to this Agreement, without the prior written consent of the Licensor which may be withheld for any reason whatsoever.
7.02 All alterations, additions, improvements and fixtures (save and except for trade fixtures, unattached readily movable furniture and office equipment) which may be made or installed by the Licensee within a Licensed Premise shall remain upon and become the property of Licensor upon the termination of this Agreement with respect to such Licensed Premise, unless the Licensor requests their removal in which event the Licensee shall remove the same and restore such Licensed Premise to its original condition at its sole cost and expense.
7.03 All construction work done by the Licensee within a Licensed Premise shall be performed in a good and workmanlike manner to a standard which is acceptable to the Licensor, in its sole, absolute and unfettered discretion, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Store.
7.04 The Licensee covenants and agrees not to permit any construction lien, claim for lien, or other lien to arise and/or be registered against the title to the property upon which a Store is located as a direct or indirect result of any work undertaken by it or on its behalf in respect of a Licensed Premise. In the event that any such lien shall arise, the Licensee covenants and agrees to, forthwith following becoming aware of same, take all possible action, including without limitation the payment of the monies claimed into court, in order to have such lien removed from the title to the property upon which a Store is located within five (5) Business Days thereafter. In the event that the Licensee defaults in the aforesaid obligation, the Licensor shall be entitled, if it so chooses, to undertake the Licensee’s obligations on its behalf and to invoice the Licensee for all costs, including without limitation legal fees in their entirety, associated with same, which shall be payable by the Licensee to the Licensor forthwith upon receipt by the Licensee of a written demand therefor from the Licensor. The foregoing remedy of the Licensor is in addition to and not substitution for any other remedies available to the Licensor under this Agreement, at law, or in equity.
7.05 The Licensee shall furnish, at its own expense, all affixed fixed improvements, and trade fixtures (including without in any way limiting the generality of the foregoing, cabinets, counters, displays, seating, tables, cash registers, cameras, computer equipment and all other furniture and equipment which it may require in to carry on each Licensee’s Business (hereinbefore and hereinafter referred to as the

“Equipment”). The Licensor may from time to time require the Licensee to refurbish or update any of the foregoing (save and except for any cameras or other photographic equipment which are not on display to the public) and it is specifically agreed and understood that the Licensor may remodel or refixture its retail sales floors from time to time during the term hereof, and in the event the Licensor does so, the Licensor may require the Licensee, acting reasonably, to remodel and/or refixture a Licensed Premise at the Licensee’s expense as necessary to reflect the remodelled or refixtured look of the Licensor.
8.00 Insurance
8.01 The Licensee shall, at its sole cost and expense, take out and keep in full force and effect at all times during the Term, with an insurer which is acceptable to the Licensor, a comprehensive commercial general liability insurance policy for bodily injury and property damage with limits in an amount of not less than Two Million ($2,000,000.00) Dollars per occurrence. Such policy of insurance shall include coverage for personal injury liability, bodily injury liability, contractual liability, business interruption relating to the Licensor’s operations in the Store, liability for damage to or losses relating to the Licensed Premises and any chattels, property, merchandise, trade fixtures, or monies located therein from time to time, and “all-risk” liability insurance, such coverage to include the business operations conducted by the Licensee on the Licensed Premises. Such policy of insurance shall be endorsed with an endorsement providing that no cancellation of such policy will be effective unless the Licensor shall have received at least thirty (30) days prior written notice of such cancellation. The Licensee shall cause such policy of insurance to name the Licensor as an additional insured and be endorsed with a waiver of subrogation provision in favour of the Licensor. The Licensee shall cause a certificate of insurance executed by the insurer named in the applicable policy or policies of insurance or an insurance broker duly authorized by such insurer to execute such certificate with respect to such policy of insurance and endorsements, to be delivered to the Licensor concurrently with the Licensee’s execution of this Agreement and/or from time to time following the receipt of a written request therefor from the Licensor.
8.02 The Licensee covenants and agrees to register itself and all persons engaged for service by it under the workers compensation legislation applicable to a Licensed Premise and to maintain such coverage(s) in good standing throughout the Term.
9.00 Compliance with Laws
9.01 The Licensee shall, at its sole cost and expense, promptly comply with all statutes, regulations, ordinances, rules, laws, and other legal stipulations of any governmental authority having jurisdiction with respect to a Licensed Premise, pertaining to the Licensee’s occupancy of, work undertaken within, and/or business operations(s) within a Licensed Premise. For greater certainty, the parties acknowledge and agree that the Licensee shall be solely responsible to procure and maintain at all times during the term of this Agreement or any renewal thereof, any and all permits and/or approvals of any governmental authority having jurisdiction with respect to the Licensed Premise required in order to occupy, undertake improvements, and operate its business therein, and the Licensor shall have no obligations in this regard whatsoever.
9.02 Without limiting the generality of section 9.01, the Licensee covenants, warrants and represents that throughout the Term and any renewal thereof all persons who work from time to time within a Licensed

Premise employed by the Licensee or any of its sublicensees or franchisees (a “Licensee Employee”), shall at all times while working within such Licensed Premise, be legally entitled to work in Canada for the Licensee and/or such sublicensee or franchisee (as the case may be) at such Licensed Premise in the specific occupation which such Licensee Employee performs at such Licensed Premise. The Licensor may at its sole, absolute and unfettered discretion, and at any time during the term of the Agreement and any renewal thereof, demand from the Licensee, and the Licensee covenants and agrees to provide to the Licensor forthwith, a certification of compliance with applicable immigration laws in such form as the Licensor in its sole, absolute, and unfettered discretion may require. The Licensor may at its sole, absolute and unfettered discretion, and at any time during the Term and any renewal thereof, demand from the Licensee, and the Licensee covenants and agrees to provide to the Licensor forthwith, a detailed description of such policies and procedures as the Licensee employs from time to time to ensure that the foregoing covenant, warranty and representation set out in this section 9.02 is and remains true and correct at all times.
9.03 If at any time during the Term and any renewal thereof, the Licensor suspects that a Licensee Employee may not be authorized to work legally in Canada for the Licensee and/or its sublicensee or franchisee (as the case may be) at such Licensed Premise in the specific occupation which such Licensee Employee performs at such Licensed Premise, the Licensee shall forthwith investigate the matter to the full satisfaction of the Licensor and confirm the results of the investigation to the Licensor within forty-eight (48) hours from the time the Licensor requests that the Licensee investigate the matter. The Licensor may also in its sole, absolute and unfettered discretion, demand that the Licensee provide in a form that is satisfactory to the Licensor, certification that the Licensee Employee is authorized to work legally in Canada for the Licensee and/or such sublicensee or franchisee (as the case may be) at such Licensed Premise in the specific occupation which such Licensee Employee performs at such Licensed Premise. Whether or not the Licensee may have investigated the matter or provided certification, if the Licensor is satisfied at its sole, absolute and unfettered discretion, that the Licensee Employee is at any time not legally entitled to work in Canada for the Licensee and/or its sublicensee or franchisee (as the case may be) at a Licensed Premise in the specific occupation which such Licensee Employee performs at such Licensed Premise, then the Licensee shall forthwith cause such Licensee Employee to no longer work at such Licensed Premise, and forthwith provide the Licensor with written confirmation to that effect.
10.00 Confidentiality
10.01 The Licensee acknowledges and agrees that certain information made available to it from time to time by the Licensor, including without limiting the generality of the foregoing, information disseminated at any management or other meeting(s) held by the Licensor at the Stores, is confidential in nature. For the purposes of this Agreement, such confidential information (hereinafter referred to as “Wal-Mart Confidential Information”) shall be defined as information received by the Licensee, its agents or employees which is not generally known in the industry in which the Licensor is engaged, or which would logically be considered confidential and/or proprietary, or which would do the Licensor harm if divulged, or which is marked “Confidential” or “Proprietary” by the Licensor. Wal-Mart Confidential Information shall not either directly or indirectly be disclosed to others or used in any way by the Licensee or those for whom it is responsible at law, without the prior written permission of the Licensor, which may be withheld for any reason whatsoever. The provisions of this section shall survive and remain in full force and effect following any termination of this Agreement and/or the application of this Agreement to any of the Licensee’s Businesses.

10.02 The Licensor acknowledges and agrees that certain information made available to it from time to time by the Licensee, including without limiting the generality of the foregoing, Gross Sales of any or all of the Licensee’s Businesses, is confidential in nature. For the purposes of this Agreement, such confidential information (hereinafter referred to as “PCA Confidential Information”) shall be defined as information received by the Licensor, its agents or employees which is not generally known in the industry in which the Licensee is engaged, or which would logically be considered confidential and/or proprietary, or which would do the Licensee harm if divulged, or which is marked “Confidential” or “Proprietary” by the Licensee. PCA Confidential Information shall not either directly or indirectly be disclosed to others or used in any way by the Licensor or those for whom it is responsible at law, without the prior written permission of the Licensee, which may be withheld for any reason whatsoever. Notwithstanding the foregoing, the Licensor shall be entitled to disclose the following PCA Confidential Information to any person without the prior consent of the Licensee if same: (i) is already available to the public, (ii) becomes available to the public through no fault of the Licensor; (iii) is already known to the Licensor as shown by written records in the Licensor’s possession at the time the PCA Confidential Information was received; and/or (iv) is required to be disclosed by law and/or enforcement of any contractual obligation owed by the Licensor to any third person. The provisions of this section shall survive and remain in full force and effect following any termination of this Agreement and/or the application of this Agreement to any of the Licensee’s Businesses.
11.00 Parking
11.01 The Licensee shall comply with such rules and regulations as the Licensor may stipulate from time to time with respect to the parking of motor vehicles in the vicinity of any Store. In addition to the foregoing, the Licensee shall provide the licence plate numbers of all automobiles of the Licensee, its employees, agents, and workmen, which are to be parked in the vicinity of any Store, and such persons shall only park in those areas designated by the Licensor as associate parking from time to time.
12.00 Default
12.01 For the purposes of this Agreement, any one or more of the following events shall constitute a material default (“Material Default”) of this Agreement:
(a)	failure of the Licensee to pay the Licence Fee, and/or Taxes on the date that same is due in accordance with the provisions of this Agreement;

(b)	any sale by the Licensee of all or substantially all of its assets or any sale or other transaction that results in the Guarantor’s ownership and voting control, directly or indirectly, of less than 51% of the voting securities of the Licensee issued and outstanding from time to time, with respect to which the prior written consent of the Licensor has not been obtained, which consent may be withheld for any reason whatsoever;

(c)	the Licensee shall (i) generally not pay its debts as they fall due; (ii) admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (iii) institute or have instituted against it any proceeding seeking (A) to adjudicate it a bankrupt or insolvent, (B) any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or re-organization or relief of debtors or otherwise, or (C) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its assets, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets) shall occur; or (iv) take any corporate action to authorize any of the foregoing actions; and/or

(d)	the Licensee shall at any time operate or carry on any business in any way similar to a Licensee’s Business (including without limitation a travelling or temporary portrait studio program / service) in any department store and/or junior department store in Canada (other than one operated from time to time by the Licensor) which is located within a twenty-five (25) mile radius of any retail discount department store operated from time to time by the Licensor under the trade name / trade mark Wal-Mart;

(e)	failure of the Licensee to fully comply with its obligations under section 7.04, or Articles 8, 9 or 10.
12.02 In the event that a Material Default shall occur, the Licensor shall be entitled at any time thereafter to terminate this Agreement or the license created pursuant to this Agreement in respect of the Licensee’s Business(es) in respect of which such default shall have occurred and the application of this Agreement to such Licensee’s Business(es) (as the case may be) by the delivery of written notice to that effect to the Licensee, and upon the delivery of such written notice to the Licensee this Agreement or such license(s) and the application of this Agreement to such Licensee’s Business(es) (as the case may be) shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end. The parties acknowledge and agree that the occurrence of a Material Default shall be incapable of rectification by the Licensee, save and except with respect to a Material Default under section 12.01 (a) with respect to which the Licensee has tendered and the Licensor has accepted full payment together with interest as specified by this Agreement.
12.03 In the event that the Licensee shall at any time fail to fully perform and/or comply with any provision contained in this Agreement, other than one giving rise to a Material Default, and the Licensor shall have delivered written notice to the Licensee requiring the rectification of same, in the event that such rectification shall not have been made by the date which is thirty (30) days following the date of delivery of the aforesaid notice to the Licensee to the satisfaction of the Licensor in its sole, absolute, and unfettered discretion, the Licensor shall be entitled at any time thereafter and prior to the rectification by the Licensee of any such default to terminate the license created pursuant to this Agreement in respect of the Licensee’s Business(es) in respect of which such default shall have occurred and the application of this Agreement to such Licensee’s Business(es) by the delivery of written notice to that effect to the Licensee, and upon the delivery of such written notice to the Licensee such license(s) and the application of this Agreement to such Licensee’s Business(es) shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.

12.04 The Licensee acknowledges and agrees that the Licensor may be a tenant of a Store. In the event that: (i) the Licensor’s right to occupancy of a Store is terminated for any reason whatsoever, (ii) damage is caused to the Store which necessitates repairs taking in excess of sixty (60) days within which to restore the Store to a condition capable of operation as a retail establishment, and/or (iii) the Licensor elects to cease operation of a retail establishment within the Store, this Agreement shall in turn automatically be terminated and of no further force or effect with respect to such Store and the applicable Licensee’s Business, subject to the Licensee paying to the Licensor the Licence Fee and Taxes and other monies that are owed to the Licensor hereunder in respect of such Licensee’s Business to such date of termination, and notwithstanding any other provision of this Agreement, the Licensor shall bear no responsibility or liability to the Licensee with respect to any damage or loss which the Licensee may occasion by virtue of such termination of this Agreement with respect to such Store and Licensee’s Business.
12.05 Notwithstanding anything herein to the contrary and in addition to any other remedy available to the Licensor, it is specifically agreed between the parties that if at any time the Licensee’s quality of merchandise, method of operation, merchandise variety, and/or financial stability or solvency is not reasonably acceptable to the Licensor with respect to any of the Licensee’s Businesses, then the Licensor may give the Licensee written notice to that effect, which notice shall describe the nature of such deficiencies. The Licensee shall have thirty (30) days following the receipt by it of such notice within which to correct such deficiencies. If such deficiencies are not satisfactorily corrected within such thirty (30) day period in the sole absolute and unfettered discretion of the Licensor, it may unilaterally terminate the license created pursuant to this Agreement in respect of such Licensee’s Business(es) and the application of this Agreement to such Licensee’s Business(es) by the delivery at any time thereafter of ten (10) further days written notice to the Licensee to that effect, and upon the expiration of such ten (10) day period, such license(s) and the application of this Agreement to such Licensee’s Business(es) shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.
12.06 Upon any termination of this Agreement in its entirety or with respect to one of the Licensee’s Businesses, the Licensee shall, at its sole cost and expense, forthwith following the date that such termination shall be effective:
(a)	immediately return all store badges and security identification which may be in the possession of the Licensee;

(b)	immediately discontinue its use of the applicable Licensed Premise and remove any and all of its merchandise, chattels, trade fixtures, and other property, from such Licensed Premise;

(c)	remove any and all Signs in or about the applicable Licensed Premise;

(d)	repair any and all damage or alterations caused to the physical installations in the Store to the standard and condition that existed immediately prior to the granting of the licence in respect of such Licensee’s Business; and

(e)	deliver to the Licensor any and all materials with respect to such Licensee’s Business containing or bearing the Licensor’s trade mark/ trade name “Wal-Mart” whether alone or in conjunction with any other name or mark.
The Licensee agrees to minimize any disruption to the commercial operations of Licensor in Licensee’s performance of the steps set out in (a) through (e) above. The Licensor retains the right to perform any work necessary to remove the merchandise, chattels, trade fixtures, and/or any other property of the Licensee within the Licensed Premise, and bill the Licensee for any and all expenses the Licensor may incur in such process and the Licensee shall forthwith pay same. Notwithstanding anything herein contained, in the event that the Licensee fails to comply with section 12.06(b) within twenty-one (21) days following the date of the termination of this Agreement in its entirety or with respect to a Licensee’s Business (as the case may be), the Licensor shall be entitled to retain for its own use, sell, or otherwise deal with such merchandise, chattels, trade fixtures, and/or any other property of the Licensee located therein, without notice and without any liability with respect thereto to the Licensee or any other person. The Licensor shall be entitled to set off any monies owing to it pursuant to this provision which are not paid in accordance with this provision against any monies it may then or in the future owe to the Licensee. The provisions of this section 12.06 shall survive the termination of this Agreement.
12.07 For greater certainty, the parties acknowledge and agree that the rights and remedies available to Licensor under this Article 12 are cumulative and are in addition to and not in substitution for any other rights or remedies available under this Agreement, at law or in equity.
13.00 Indemnity
13.01 The Licensee hereby agrees to indemnify and save the Licensor, its directors, officers, employees, and agents, harmless from and against any and all claims, damages, losses, liabilities, demands, suits, judgements, causes of action, legal proceedings, penalties or other sanctions and any and all costs and expenses arising in connection therewith including legal fees and disbursements on a solicitor and his own client basis (including, without limitation, all such legal fees and disbursements in connection with any and all appeals) which may, either directly or indirectly, in any way result from or arise out of or be in relation to the Licensee’s use and/or occupation of the Licensed Premises, the Licensee’s business operations, and/or this Agreement (save and except as a result of the negligence and/or recklessness of the Licensor and/or its employees), including, without limiting the generality of the foregoing, arising by reason of or in connection with:
(a)	any breach, violation, non-observance or non-performance by the Licensee or by any of its servants, employees, agents, invitees or any other persons for whom it is responsible, of any of the terms or conditions contained in this Agreement;

(b)	any breach, violation, non-observance or non-performance of any applicable immigration laws by the Licensee or by any of its servants, agents, invitees, or any other persons for whom it is responsible;

(c)	any damage to property whether or not owned by the Licensor howsoever occasioned;

(d)	any damage, theft, or other loss in any way related to or in respect of any property, chattels, fixtures, merchandise and/or monies of the Licensee located from time to time in or about a Licensed Premise;

(e)	any illness, disease or injury to any person or persons caused either directly or indirectly by the carrying on of the Licensee’s Business(es), including death resulting at any time therefrom;

(f)	any negligent act(s) or omission(s) of the Licensee, or anyone for whose acts it may be responsible at law and/or in equity;

(g)	any claims pertaining to the employment of any of the Licensee’s employees, including without limiting the generality of the foregoing, salaries and other compensation, statutory withholdings, and workers compensation;

(h)	the occurrence of any Material Default;

(i)	the occurrence of any interruption of the business operations of the Licensor in any Store; and/or

(j)	any legal expenses incurred by the Licensor with respect to the exercise of any of its rights under this Agreement with respect to or following a default hereunder by the Licensee, on a solicitor and client basis.
The provisions of this section shall survive and remain in full force and effect following any termination of this Agreement and/or the application of this Agreement to any Licensee’s Business.
14.00 Taxes
14.01 Save and except as herein provided, the Licensee shall be solely responsible for bearing the cost of and paying any and all licence fees and taxes, whether presently existing or created during the Term, including without in any way limiting the generality of the foregoing, realty, sales, goods and services, value added, business and corporate taxes, applicable to the Licensee’s Businesses and/or the Licensed Premises. Notwithstanding the foregoing, with respect to realty taxes, the parties acknowledge and agree that the Licensor shall bear the cost of and pay same with respect to the Licensed Premises, but only to the amounts applicable to each Licensed Premise as at their respective Commencement Dates together with any increases which are not attributable to the Licensee’s Business and/or the Licensed Premise. If anything pertaining to this Agreement and/or the use of a Licensed Premise by the Licensee causes the assessed value and/or realty taxes or other taxes payable, whether directly or indirectly, by the Licensor to increase, the Licensee shall forthwith reimburse the full amount of any increase in such realty or other taxes to the Licensor following receipt by the Licensee of a written demand therefor from the Licensor. The Licensor shall be entitled to set off any monies owing to it pursuant to this provision which are not paid in accordance with this provision against any monies it may then or in the future owe to the Licensee. In the event that any such taxes are billed to the Licensor, then the Licensee covenants and agrees to pay the same to the Licensor forthwith following receipt of a written demand therefor from the Licensor.

14.02 In the event that a Licensed Premise is separately assessed from the balance of the Store within which it is located so that its assessed value per square foot becomes greater than two (2) times that for the balance of the Store, and the Licensee has undertaken and exhausted all possible appeals of such assessment and/or the quantum of such assessment without success in reducing such assessment beneath the aforesaid threshold, the Licensee may unilaterally terminate the license created pursuant to this Agreement in respect of such Licensee’s Business and the application of this Agreement to such Licensee’s Business(es) by the delivery at any time thereafter of thirty (30) days written notice to the Licensor to that effect, and upon the expiration of such thirty (30) day period, such license and the application of this Agreement to such Licensee’s Business shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.
15.00 Utilities
15.01 The Licensor shall provide lighting, electrical, heating, air-conditioning, and water service (collectively the “Utilities”), and janitorial service as is necessary to operate the Licensee’s business, and shall construct to each Licensed Premise rough-ins for the Licensee to connect its equipment and machinery to the Utilities. The Licensee covenants and agrees to reimburse the Licensor for the cost of any physical construction, installations, and/or alterations to a Store and/or its service systems made by the Licensor in order to make the Utilities and rough-ins available at each Licensed Premise. Notwithstanding the foregoing, the Licensor shall not be responsible for any temporary interruption in such services or for any damage to the Licensee’s property caused by any temporary interruption in any of such services, power surge, electrical failure, or other mechanical problem.
15.02 If the Licensee wants a separate telephone line to a Licensed Premises, Licensee shall be responsible for its telephone equipment, installation and charges. In the event Licensor installs and provides telephone equipment to Licensee in any Licensed Premise at Licensee’s request, Licensee shall reimburse Licensor for the costs of said installation and equipment. The Licensee may list such telephone number in any telephone directory using the Trade Name.
16.00 Maintenance
16.01 During such times as the Licensee carries on a Licensee’s Business, it shall keep, operate and maintain the applicable Licensed Premise in a clean and sanitary condition and shall leave same in a reasonably neat and tidy condition after using same, including without limitation, following the termination of any licence with respect to such Licensee’s Business.
17.00 Signs and Advertising
17.01 The Licensee shall not paint, display, install, erect or affix any sign, fixture, advertisement, notice, lettering or decoration (a “Sign”) within the Licensed Premises without the prior written consent of the Licensor which may be withheld for any reason whatsoever. In addition to the foregoing and without in any way limiting same, any Sign displayed, installed, erected or affixed by the Licensee within or about a Licensed Premise shall be professionally prepared, type set and manufactured, and shall not include any hand written text, script, logos, and/or designs. Any Sign displayed, installed, erected or affixed by the Licensee in contravention of this provision may be removed by the Licensor at any time at the sole cost and expense of the Licensee, and the Licensee shall forthwith reimburse the Licensor for the cost of same following receipt of a written demand therefor from the Licensor.
17.02 The Licensee shall, subject to the Licensor’s approval as required by section 17.01, at its sole cost and expense provide and install such reasonable number of signs as the Licensor shall require from time to time in each Licensed Premise in a conspicuous location in full view of all customers at all times the Store is open for business. Letters, numbers, background color, and all other aspects of such signs shall be stipulated by the Licensor acting reasonably. Such signage is to be located in the Licensed Premises and to compliment the surrounding decor.
18.00 Notices
18.01 Any notice or other communication required or permitted to be given by this Agreement shall be in writing and shall be effectively given if:
(a)	delivered personally;

(b)	sent by prepaid courier service;

(c)	sent by registered mail; or

(d)	sent by prepaid facsimile, telex or other similar means of electronic communication and confirmed by mailing the original document so sent by prepaid mail on the same or following day, in the case of notice to:
(a)	in the case of notice to the Licensor at:

1940 Argentia Road

Mississauga, Ontario

L5N IP9

Attention: Director of Licensee Operations, Robert Rozzi

Facsimile No.: (905) 821-6371

(b)	in case of notice to the Licensee at:

815 Matthews-Mint Hill Road

Matthews, North Carolina

United States of America

28105

Attention: J. Robert Wren, Jr. Legal Counsel

Facsimile No.: (704) 847-8010
or at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this section. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day such notice or other communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the fifth Business Day following the date of mailing. Any notice or other communication transmitted by facsimile, telex or other similar form of electronic communication shall be deemed given and received on the day of its transmission provided that such day is a Business Day and such transmission is completed before 5:00 p.m. on such day, failing which such notice or other communication shall be deemed given and received on the first Business Day after its transmission. Regardless of the foregoing, if there is a mail stoppage or labour dispute or threatened labour dispute which has affected or could affect normal mail delivery by the applicable postal service, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party sends a notice or other communication by facsimile, telex or other similar means of electronic communication, such party shall be relieved from the obligation to mail the original document in accordance with this section.
19.00 No Liability
19.01 The Licensor shall not be liable or responsible in any way for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Licensee’s Businesses and/or the Licensed Premises, or for any loss of or damage or injury to any property, including without limitation the merchandise, chattels, trade fixtures, and/or any other property located therein from time to time, belonging to the Licensee or its employees or to any other person while such property is in the Licensed Premises, whether or not such property has been entrusted to employees of the Licensor, or for any consequential or economic damages, loss or injury or for damages for personal discomfort or inconvenience however caused (including, without limitation, by negligence, fundamental breach of contract or the breach of a fundamental term of any contract), save and except if any of same are the result of the negligence and/or recklessness of the Licensor or any of its employees. All merchandise, chattels, trade fixtures, and/or any other property of the Licensee kept or stored on or in the Licensed Premises shall be so kept or stored at the risk of the Licensee only and the Licensee shall hold the Licensor harmless from and against any claims arising out of damage to same, including, but not limited to, any subrogation claims by the Licensee’s insurers.
20.00 No Waiver
20.01 No condoning or waiver by the Licensor of any default or breach by the Licensee at any time or times in respect of any of the obligations, terms, covenants and conditions contained in this Agreement to be performed or observed by the Licensee shall be deemed or construed to operate as a waiver of the Licensor’s rights under this Agreement in respect of any continuing or subsequent default or breach nor so as to defeat or affect in any way the rights and remedies of the Licensor under this Agreement in respect of any such continuing or subsequent default or breach. Unless expressly waived in writing, the failure of the Licensor to insist in any one or more cases upon the strict performance of any of the obligations, terms, covenants and conditions contained in this Agreement to be performed or observed by the Licensee shall not be deemed or construed to operate as a waiver for the future strict performance or observance of such agreements, terms, covenants and conditions.
21.00 Relationship and Assignment
21.01 The rights granted to the Licensee hereby are personal only and create no interest or right in the Stores and/or the leasehold interest of the Licensor in the Stores. This Agreement shall not create or confer upon the parties hereto, in any way or for any purpose, any relationship except that of contracting parties, and in particular does not create a partnership, a joint venture or a landlord and tenant relationship between the Licensor and the Licensee or an employer-employee relationship between the Licensor and the employees of and other persons rendering services to the Licensee.
21.02 The Licensee shall not assign, transfer or set over this Agreement or any part thereof, any rights therein or thereto, and/or in any way permit anyone other than itself to carry on the Licensee’s Business within a Licensed Premise, without having obtained the prior written consent of the Licensor, which consent may be withheld for any reason whatsoever. In the event that the Licensor sells its entire business operation at any Store to any third person or otherwise transfers its entire right of possession in a Store to a third person, it shall forthwith deliver written notice to the Licensee of that fact and upon the expiration of thirty (30) days following the later of the date of delivery of such notice to the Licensee and the date of completion of such transaction, the license granted to the Licensee and the application of this Agreement with respect to the Licensee’s Business within such Store shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.
22.00. Entire Agreement
22.01 This Agreement constitutes the entire agreement between the parties regarding the Licensee’s use of the Licensed Premises. It is understood and agreed that there are no agreements, conditions, warranties, terms, representations or arrangements, oral or written, statutory or otherwise, other than those contained herein, and that all prior conversations, understandings, arrangements, statements, communications or agreements, oral or written, with respect to this Agreement are hereby superseded. No change, amendment or supplement to any provision of this Agreement shall be binding unless it is in writing and signed by both parties hereto.
23.00 Governing Law
23.01 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.
24.00 Time of the Essence
24.01 Time is of the essence of this Agreement and every part hereof.

25.00 Interpretation
25.01 This Agreement shall be read with all changes in gender and number required by the context. The headings contained in this Agreement are for convenience of reference only, and shall not affect the interpretation of this Agreement.
26.00 Payments in Canadian Currency
26.01 All references herein to currency are to Canadian currency and all payments shall be made in Canadian currency.
27.00 Severability
27.01 If for any reason whatsoever any term, covenant or condition of this Agreement, or the application thereof to any person, firm or corporation or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:
(a) shall be deemed to be independent of the remainder of this Agreement and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of this Agreement or any part thereof; and
(b) continues to be applicable to and enforceable to the fullest extent permitted by law against any person and circumstance other than those as to which it has been held or rendered invalid, unenforceable or illegal.
28.00 Force Majeure
28.01 Notwithstanding any other provisions of this Agreement, whenever and to the extent that either party is unable to fulfil or is delayed or restricted in the fulfilment of any of its obligations under this Agreement by reason of any of the following impediments:
1.	strike;

2.	lockout;

3.	war or acts of military authority;

4.	acts of terrorism;

5.	rebellion or civil commotion;

6.	material or labour shortage not within the control of such Owners;

7.	fire, explosion;

8.	flood, wind, water, earthquake or other casualty;

9.	any applicable lawful statute, by-law, ordinance, regulation or order;

10.	acts of God, or

11.	any act of the landlord of a Store to terminate or deny possession of the Store to the Licensor, whether temporary or not, not caused by the default, act, or omission of such party and not avoidable or surmountable by the exercise of reasonable effort or foresight by it (save and except with reference to item 11 above for which the Licensor shall have no such obligations whatsoever), then so long as any such impediment exists, such party shall be temporarily relieved from the fulfilment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned and, to the extent necessitated thereby, there shall be a postponement of any deadline, compliance with which would be otherwise adversely affected by such impediment, provided that at the expiration of such temporary relief, such party shall forthwith proceed with fulfilment of such obligation.
29.00 Encumbrance
29.01 The Licensee shall not charge, mortgage, hypothecate, pledge, give a security interest in, or otherwise encumber this Agreement and/or the alterations, additions, improvements and fixtures (save and except for trade fixtures, unattached readily movable furniture and office equipment) installed from time to time by the Licensee within any Licensed Premise without the prior written consent of the Licensor, which consent may be withheld for any reason whatsoever.
30.00 Schedules
30.01 The following Schedules whether attached hereto or acknowledged as a separate document shall form a part of this Agreement:
Schedule “A” — Licence Schedules;
Schedule “B” — Form of New Store Licence Schedule;
Schedule “C” — Form of Sales Report;
Schedule “D” — Days and Hours of Operation.
31.00 Successors and Assigns
31.01 Subject to any restrictions herein contained, this Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.
32.00 Guarantee
32.01 The Guarantor covenants and agrees with the Licensor to guarantee the performance of each and every one of the Licensee’s obligations under this Agreement, including, without in any way limiting the generality of the foregoing, payment of the Licence Fee and Taxes, and further covenants and agrees to fully perform each and every obligation of the Licensee contained in this Agreement in the event that the

Licensee fails to do so. The obligations of the Licensee and the Guarantor under this Agreement shall be joint and several.
33.00 Language
33.01 The parties acknowledge and agree that they have required that this Agreement be prepared in the English language. Les parties reconnaissent avoir exige que les presentes soient redigées en langue anglaise.
     IN WITNESS WHEREOF the parties have executed this Agreement as of the 1st day of January, 2006.

WAL-MART CANADA CORP.

Per:	/s/ Ken Farrell	c/s

Ken Farrell
Vice-President, Store Development

I have authority to bind the corporation.

PCA PHOTO CORPORATION OF CANADA, INC.

Per:	/s/ David Alexander Jr.	c/s

David Alexander
Chairman and C.E.O

I have authority to bind the corporation.

PCA INTERNATIONAL, INC.

Per:	/s/ Jay Moore	c/s

Name: Jay Moore
Title: SVP International Operations

I have authority to bind the corporation.

SCHEDULE “A”
LICENCE SCHEDULE
The Licensor does hereby grant a non-exclusive licence to the Licensee and the Licensee does hereby accept such licence in accordance with the Amended and Restated Licence Agreement between the parties made as of the 1st day of January, 2006 to carry on a Licensee’s Business in or about each of the Wal-Mart stores (each a “Store”) listed on Exhibit “A” attached hereto and forming a part hereof.
The parties acknowledge and agree that this Licence Schedule replaces and supercedes the Licence Schedule attached to the Original Licence Agreement as Schedule A, as amended from time to time, which is hereby terminated. Further, the parties acknowledge and agree that this Licence Schedule replaces and supercedes the New Store Licence Schedules entered into pursuant to the Original Agreement, each of which are hereby terminated.
The licences created pursuant to this Licence Schedule shall commence effective as of the date hereof (the “Commencement Date”) and, subject to earlier termination as provided for in the Agreement, continue in effect for each Licensee’s Business for a term ending at 12:00 midnight on the termination date noted below for such Licensee’s Business (the “Term”).
     IN WITNESS WHEREOF the parties have executed this Licence Schedule as of the 1st day of January, 2006.

WAL-MART CANADA CORP.

Per:	/s/ Ken Farrell	c/s

Ken Farrell
Vice-President, Store Development

I have authority to bind the corporation.

PCA PHOTO CORPORATION OF CANADA, INC.

Per:	/s/ David Alexander Jr.	c/s

Name: David Alexander
Title: Chairman and C.E.O

I have authority to bind the corporation.

PCA INTERNATIONAL, INC.

Per:	/s/ Jay Moore	c/s

Name: Jay Moore
Title: SVP International Operations

I have authority to bind the corporation.

EXHIBIT A TO SCHEDULE A
PCA CORPORATION OF CANADA CORP

Wal-Mart	Wal-Mart Store	Commencement	Termination	Location in Store
Store #	Name	Date	Date	at Commencement
3185	CORNER BROOK	1-Jan-06	1-Mar-06	Vestibule
3000	AGINCOURT	1-Jan-06	4-Mar-06	Back
3196	ST.JOHN’S EAST	1-Jan-06	21-Mar-06	Vestibule
3051	LONDON, WHITE OAKS	1-Jan-06	25-Mar-06	Back
3096	STONEY CREEK, ONT.	1-Jan-06	18-Apr-06	Back
3082	SARNIA, ONT.	1-Jan-06	2-May-06	Vestibule
3085	SEPT. ILES, PQ	1-Jan-06	6-May-06	Back
3127	ANCASTER, ON	1-Jan-06	16-May-06	Back
3068	PT . HAWKESBURY	1-Jan-06	3-Jun-06	Back
3090	ST. LUC	1-Jan-06	20-Jun-06	Vestibule
3162	CHARLOTTETOWN, PEI	1-Jan-06	24-Jun-06	Front
3140	ST. BRUNO, PQ	1-Jan-06	26-Jun-06	Front
3007	BROSSARD, QUEBEC	1-Jan-06	2-Jul-06	Front
3134	KANATA, ONT.	1-Jan-06	6-Jul-06	Back
3635	SCARBOROUGH CENTRE, ONT.	1-Jan-06	25-Jul-06	Vestibule
3064	OAKVILLE, ONT.	1-Jan-06	31-Jul-06	Front
3048	LETHBRIDGE	1-Jan-06	8-Aug-06	Vestibule
3073	PRINCE ALBERT	1-Jan-06	8-Aug-06	Vestibule
3195	RICHMOND HILL	1-Jan-06	8-Aug-06	Vestibule
3066	OTTAWA, LINCOLN FIELDS	1-Jan-06	13-Aug-06	Back
3033	GANDER, NFLD.	1-Jan-06	17-Aug-06	Back
3166	BARRIE NORTH, ONT	1-Jan-06	19-Aug-06	Vestibule
3168	LLOYDMINSTER, ALTA	1-Jan-06	19-Aug-06	Vestibule
3172	ST.CATHERINES, ONT	1-Jan-06	19-Aug-06	Vestibule
3176	YORKTON, SASK	1-Jan-06	19-Aug-06	Vestibule
3032	FREDERICTON	1-Jan-06	22-Aug-06	Vestibule
3139	VAL D’OR	1-Jan-06	22-Aug-06	Vestibule
3020	CORNWALL, ONT.	1-Jan-06	26-Aug-06	Vestibule
3173	MOOSE JAW, SASK	1-Jan-06	2-Sep-06	Vestibule
3147	GRANDE PRAIRIE, AB	1-Jan-06	25-Sep-06	Vestibule
3148	LEVIS, PQ	1-Jan-06	25-Sep-06	Front
3150	MEDICINE HAT, AB	1-Jan-06	25-Sep-06	Vestibule
3137	STE HYACINTHE	1-Jan-06	26-Sep-06	Back
3136	ROUYN-NORANDA, PQ	1-Jan-06	28-Sep-06	Back
3165	COTE-ST-LUC, PQ	1-Jan-06	29-Sep-06	Vestibule
3075	RED DEER, ALBERTA	1-Jan-06	30-Sep-06	Vestibule
3177	WINNIPEG SOUTH, MB	1-Jan-06	30-Sep-06	Vestibule
3178	TRENTON, ONT	1-Jan-06	30-Sep-06	Vestibule
3163	COURTENAY	1-Jan-06	3-Oct-06	Vestibule
3169	VERNON	1-Jan-06	3-Oct-06	Vestibule
3197	ST. THOMAS	1-Jan-06	3-Oct-06	Vestibule

1

Wal-Mart	Wal-Mart Store	Commencement	Termination	Location in Store
Store #	Name	Date	Date	at Commencement
3636	HALIFAX CENTRE	1-Jan-06	3-Oct-06	Vestibule
3640	COLD LAKE	1-Jan-06	3-Oct-06	Vestibule
3069	PORTAGE LA PRAIRIE	1-Jan-06	21-Oct-06	Vestibule
3142	ORANGEVILLE, ONT.	1-Jan-06	30-Oct-06	Front
3143	HULL, PQ	1-Jan-06	30-Oct-06	Front
3145	VAUGHAN, ONT	1-Jan-06	30-0ct-06	Front
3067	OWEN SOUND, ONT.	1-Jan-06	10-Nov-06	Vestibule
3158	LANGLEY, BC	1-Jan-06	11-Nov-06	Front
3164	LEAMINGTON, ONT	1-Jan-06	11-Nov-06	Vestibule
3171	PEMBROKE, ONT	1-Jan-06	11-Nov-06	Vestibule
3129	HANOVER	1-Jan-06	14-Nov-06	Vestibule
3184	TRURO	1-Jan-06	14-Nov-06	Vestibule
3188	LANGFORD	1-Jan-06	14-Nov-06	Vestibule
3191	WHITEHORSE	1-Jan-06	14-Nov-06	Front
3637	SPRUCE GROVE	1-Jan-06	14-Nov-06	Vestibule
3638	BARRHAVEN	1-Jan-06	14-Nov-06	Vestibule
3646	BEAUPORT	1-Jan-06	14-Nov-06	Vestibule
3046	LA SALLE, QUEBEC	1-Jan-06	30-Jan-07	Vestibule
3074	QUEBEC CITY	1-Jan-06	30-Jan-07	Vestibule
3076	REGINA NORTH	1-Jan-06	30-Jan-07	Vestibule
3080	ROSEMERE	1-Jan-06	30-Jan-07	Vestibule
3087	ST.ALBERT	1-Jan-06	30-Jan-07	Vestibule
3639	VALLEYFIELD	1-Jan-06	30-Jan-07	Vestibule
3642	ST.CONSTANT	1-Jan-06	30-Jan-07	Vestibule
3058	N BATTLEFORD, SAS	1-Jan-06	2-Mar-07	Vestibule
3135	BRAMPTON EAST, ONT.	1-Jan-06	26-Mar-07	Front
3001	AJAX, ONT	1-Jan-06	2-Apr-07	Front
3077	REGINA, SOUTHLAND, SASK	1-Jan-06	5-Apr-07	Back
3026	EDMONTON, CAPILANO	1-Jan-06	21-Apr-07	Back
3010	CALGARY, MACLEOD	1-Jan-06	21-Apr-07	Back
3011	CALGARY, NORTHLAND	1-Jan-06	21-Apr-07	Back
3036	GRAND FALLS NFLD.	1-Jan-06	21-Apr-07	Back
3045	KITCHENER, ONT.	1-Jan-06	21-Apr-07	Back
3055	MISSISSAUGA, SQ. ONE	1-Jan-06	21-Apr-07	Front
3060	NELSON, B.C.	1-Jan-06	21-Apr-07	Back
3086	SHERBROOKE, QUEBEC	1-Jan-06	21-Apr-07	Vestibule
3091	SAINT JOHN N.B.	1-Jan-06	21-Apr-07	Vestibule
3098	SURREY B.C.	1-Jan-06	21-Apr-07	Front
3100	SYDNEY RIVER N.S.	1-Jan-06	21-Apr-07	Vestibule
3105	TORONTO, NORTH PARK	1-Jan-06	21-Apr-07	Front
3106	TORONTO, DUFFERIN	1-Jan-06	21-Apr-07	Back
3122	BELLEVILLE, ON	1-Jan-06	21-Apr-07	Vestibule
3123	BARRIE, ON	1-Jan-06	21-Apr-07	Vestibule
3124	THUNDER BAY, ON	1-Jan-06	21-Apr-07	Front

2

Wal-Mart	Wal-Mart Store	Commencement	Termination	Location in Store
Store #	Name	Date	Date	at Commencement
3125	GATINEAU, PQ	1-Jan-06	21-Apr-07	Front
3130	BRAMPTON, ONT.	1-Jan-06	21-Apr-07	Vestibule
3131	OTTAWAS	1-Jan-06	25-Apr-07	Vestibule
3030	ESTEVAN, SK	1-Jan-06	29-Apr-07	Back
3056	MONOTON N.B.	1-Jan-06	5-May-07	Front
3109	VICTORIA, BC	1-Jan-06	9-May-07	Back
3114	WINDSOR, GATEWAY	1-Jan-06	19-May-07	Vestibule
3099	SWIFT CURRENT, SASK	1-Jan-06	22-May-07	Front
3083	SASKATOON, CONFED. PARK	1-Jan-06	28-May-07	Front
3024	DRYDEN, ONT	1-Jan-06	13-Jun-07	Front
3017	CHICOUTIMI, PQ	1-Jan-06	15-Jun-07	Back
3021	DARTMOUTH N.S.	1-Jan-06	20-Jun-07	Back
3053	MARKHAM	1-Jan-06	1-Jul-07	Vestibule
3059	NANAIMO	1-Jan-06	10-Jul-07	Vestibule
3061	NEW GLASGOW N.S.	1-Jan-06	17-Jul-07	Front
3035	GRANBY, PQ	1-Jan-06	19-Jul-07	Back
3015	CARBONEAR, NFLD.	1-Jan-06	22-Jul-07	Front
3088	ST CATHARINES, ONT.	1-Jan-06	28-Jul-07	Back
3093	MOUNT PEARL	1-Jan-06	21-Aug-07	Vestibule
3133	COBURG	1-Jan-06	21-Aug-07	Vestibule
3656	MONTREAL NORD	1-Jan-06	21-Aug-07	Vestibule
3657	LEDUC	1-Jan-06	21-Aug-07	Vestibule
3107	TRANSCONA, MANITOBA	1-Jan-06	23-Aug-07	Front
3181	CAMROSE, ALTA	1-Jan-06	23-Aug-07	Vestibule
3189	LAVAL, PQ	1-Jan-06	23-Aug-07	Vestibule
3102	THOMPSON, MANITOBA	1-Jan-06	25-Aug-07	Back
3029	EDMONTON, CALGARY TRAIL	1-Jan-06	27-Aug-07	Vestibule
3154	SHERWOOD PARK, ALTA.	1-Jan-06	27-Aug-07	Vestibule
3159	SCARBOROUGH, ONT.	1-Jan-06	27-Aug-07	Vestibule
3138	HALIFAX N.S.	1-Jan-06	29-Aug-07	Front
3047	LAVAL, QUEBEC	1-Jan-06	19-Sep-07	Back
3014	CAP DE LA MADELEINE, QUE	1-Jan-06	24-Sep-07	Front
3095	STEPHENVILLE NFLD.	1-Jan-06	27-Sep-07	Front
3153	ORILLIA, ONT.	1-Jan-06	1-Oct-07	Vestibule
3160	NIAGARA FALLS, ONT.	1-Jan-06	1-Oct-07	Vestibule
3031	ETOBICOKE, ONT	1-Jan-06	2-Oct-07	Back
3120	WOODSTOCK	1-Jan-06	2-Oct-07	Vestibule
3658	BROOKS	1-Jan-06	2-Oct-07	Front
3659	MONOTON W	1-Jan-06	2-Oct-07	Vestibule
3019	ABBOTSFORD	1-Jan-06	4-Oct-07	Vestibule
3040	KAMLOOPS	1-Jan-06	4-Oct-07	Vestibule
3063	NORTH BAY, ONT.	1-Jan-06	4-Oct-07	Vestibule
3116	WINNIPEG, GRANT PARK	1-Jan-06	4-Ocf-07	Vestibule
3161	OSHAWA	1-Jan-06	4-Oct-07	Vestibule

3

Wal-Mart	Wal-Mart Store	Commencement	Termination	Location in Store
Store #	Name	Date	Date	at Commencement
3151	CALGARY SOUTH, ALTA.	1-Jan-06	29-Oct-07	Vestibule
3152	CAMBRIDGE, ONT.	1-Jan-06	29-Oct-07	Vestibule
3157	FT. MCMURRAY, ALTA.	1-Jan-06	29-Oct-07	Front
3110	WELLAND, ONT.	1-Jan-06	31-0ct-07	Back
3034	GEORGETOWN, ONT.	1-Jan-06	12-Nov-07	Back
3650	CALGARY (SE)	1-Jan-06	13-Nov-07	Vestibule
3651	PRINCE GEORGE	1-Jan-06	13-Nov-07	Vestibule
3661	FORT ST JOHN	1-Jan-06	13-Nov-07	Front
3737	ATHOLVILLE	1-Jan-06	13-Nov-07	Front
5708	OKOTOKS	1-Jan-06	13-Nov-07	Vestibule
3049	LONDON, ARGYLE	1-Jan-06	15-Nov-07	Vestibule
3062	NEWMARKET, ONT	1-Jan-06	15-Nov-07	Vestibule
3117	WINNIPEG, UNICITY	1-Jan-06	15-Nov-07	Vestibule
3179	REG1NA, EAST	1-Jan-06	15-Nov-07	Vestibule
3183	CRANBROOK, BC	1-Jan-06	15-Nov-07	Vestibule
3194	RED DEER, SOUTH, A.B.	1-Jan-06	15-Nov-07	Vestibule
3057	N VANCOUVER, B. C.	1-Jan-06	20-Nov-07	Back
3167	CHILLIWACK, B.C.	1-Jan-06	26-Nov-07	Vestibule
3186	PICKERING, ONT	1-Jan-06	29-Nov-07	Vestibule
3054	MEADOWVALE, ONT.	1-Jan-06	24-Jan-08	Back
3198	RIMOUSKl, PQ	1-Jan-06	24-Jan-08	Vestibule
3101	SYDNEY N.S.	1-Jan-06	29-Jan-08	Back
3028	EDMONTON	1-Jan-06	29-Jan-08	Vestibule
3050	LONDON (N)	1-Jan-06	29-Jan-08	Vestibule
3118	WINNIPEG (N)	1-Jan-06	29-Jan-08	Vestibule
3155	SAULTE STE MARIE	1-Jan-06	29-Jan-08	Vestibule
3645	MIDLAND	1-Jan-06	29-Jan-08	Vestibule
3649	FORT ERIE	1-Jan-06	29-Jan-08	Vestibule
3653	UXBRIDGE	1-Jan-06	29-Jan-08	Front
3738	NEW MINAS	1-Jan-06	29-Jan-08	Vestibule
3739	VICTORIAVILLE	1-Jan-06	29-Jan-08	Vestibule
3081	SACKVILLE N.S.	1-Jan-06	19-Feb-08	Back
3149	MASCOUCHE, PQ	1-Jan-06	25-Feb-08	Vestibule
3002	BAIE COMEAU, PQ	1-Jan-06	21-Apr-08	Back
3005	Brantford, ON	1-Jan-06	21-Apr-08	Vestibule
3008	BURNABY, B.C.	1-Jan-06	21-Apr-08	Vestibule
3146	STE. FOY, PQ	1-Jan-06	25-Jun-08	Front
3044	KIRKLAND, QUEBEC	1-Jan-06	8-Jul-08	Front
3012	CALGARY,	1-Jan-06	31-Jul-08	Front
3111	WESTHILL, ONT	1-Jan-06	19-Aug-08	Front
5753	FORT SASKATCHEWAN	1-Jan-06	19-Aug-08	Vestibule
3113	WHITBY, ONT.	1-Jan-06	2-Sep-08	Vestibule
3119	WINNIPEG, ST VITAL	1-Jan-06	10-Sep-08	Vestibule
3078	RENFREW	1-Jan-06	30-Sep-08	Front

4

Wal-Mart	Wal-Mart Store	Commencement	Termination	Location in Store
Store #	Name	Date	Date	at Commencement
3115	WINDSOR, EASTOWN	I-Jan-06	30-Sep-08	Vestibule
5726	CALGARY, NW	1-Jan-06	30-Sep-08	Vestibule
5789	AMHEARST	1-Jan-06	30-Sep-08	Vestibule
3009	CALGARY, WESTBROOK	1-Jan-06	8-Oct-08	Vestibule
3108	TROIS RIVERES, QUEBEC	1-Jan-06	11-Nov-2008	Vestibule
3655	Riviere -du-Loop	1-Jan-06	11-Nov-2008	Vestibule
5776	Dawson Creek	1-Jan-06	11-Nov-2008	Front
5777	New Westminster	1-Jan-06	11-Nov-2008	Vestibule
5795	Alma	1-Jan-06	11-Nov-2008	Vestibule
3039	JOLIETTE, QUEBEC	1-Jan-06	27-Jan-09	Vestibule
3647	Shawinigart	1-Jan-06	27-Jan-09	Vestibule
3654	Mississauga Erin Mills	1-Jan-06	27-Jan-09	Vestibule
5742	Bolton	1-Jan-06	27-Jan-09	Vestibule
5743	Huntsville	1-Jan-06	27-Jan-09	Front
5806	Fort Francis	1-Jan-06	27-Jan-09	Front
5811	Smith Falls	1-Jan-06	27-Jan-09	Front
5832	Thetford-Mines	1-Jan-06	27-Jan-09	Front
5834	Terrace	1-Jan-06	27-Jan-09	Back
5839	Cowansville	1-Jan-06	27-Jan-09	Front
3013	CALGARY, DEERFOOT	1-Jan-06	28-Jan-09	Vestibule
3027	EDMONTON,	1-Jan-06	28-Jan-09	Front
3170	Burlington	1-Jan-06	28-Jan-09	Front
3199	QUESNEL	1-Jan-06	7-Apr-09	Front
3016	CHATHAM, ON	1-Jan-06	4-Aug-2009	Vestibule
3023	DRUMMONDVILLE, QUE	1-Jan-06	4-Aug-2009	Front
3041	KAPUSKASING,	1-Jan-06	11-Aug-09	Front
1000	Milton	1-Jan-06	22-Sep-2009	Vestibule
1007	Kitchener West	1-Jan-06	22-Sep-2009	Vestibule
3740	Toronto (Rexdale)	1-Jan-06	13-Oct-2009	Vestibule
1013	Grand Falls	1-Jan-06	11-Nov-2009	Front
1033	Edmundston	1-Jan-06	11-Nov-2009	Vestibule
5838	Surrey West (JV)	1-Jan-06	11-Nov-2009	Vestibule
1011	Trail	1-Jan-06	24-Nov-2009	Front
1022	Winkler	1-Jan-06	1-Dec-09	Front
1003	Bridgewater	1-Jan-06	24-Jan-10	Front
1025	Matane	1-Jan-06	24-Jan-10	Front
1027	Selkirk	1-Jan-06	24-Jan-10	Vestibule
3042	KELOWNA B.C.	1-Jan-06	24-Jan-10	Vestibule
3043	KINGSTON, ONT.	1-Jan-06	24-Jan-10	Vestibule
3070	PENICTON, B.C.	1-Jan-06	24-Jan-10	Vestibule
3084	SASKATOON, WILDWOOD	1-Jan-06	24-Jan-10	Vestibule
3104	TIMMINS, ONT.	1-Jan-06	24-Jan-10	Vestibule
3190	Saint-Jerome	1-Jan-06	24-Jan-10	Vestibule
5833	Miramichi	1-Jan-06	24-Jan-10	Vestibule

5

Wal-Mart	Wal-Mart Store	Commencement	Termination	Location in Store
Store #	Name	Date	Date	at Commencement
5854	Kenora	1-Jan-06	24-Jan-10	Front
1004	Toronto Stockyards	1-Jan-06	26-Jan-10	Vestibule
1018	Port Albernl	1-Jan-06	26-Jan-10	Vestibule
3006	BROCKVILLE, ONT	1-Jan-06	26-Jan-10	Vestibule
3092	ST JOHNS NFLD	1-Jan-06	26-Jan-10	Vestibule
3004	Brandon, MB	1-Jan-06	3-Aug-10	Vestibule
3065	Orleans, ON	1-Jan-06	3-Aug-10	Vestibule
3089	St Eustache	1-Jan-06	3-Aug-10	Vestibule
3097	Sudbury, ON	1-Jan-06	3-Aug-10	Vestibule
3112	Wetaskiwin, AB	1-Jan-06	3-Aug-10	Vestibule
3003	BATHURST (RELO)	1-Jan-06	5-Oct-10	Vestibule
1032	Laval (E)	1-Jan-06	9-Nov-10	Vestibule

Wal-Mart	Wal-Mart Store	Commencement	Termination	Location in Store
Store #	Name	Date	Date	at Commencement
1016	Yarmouth	19-Jan-06	18-Jan-11	Front
1020	Ste. Agathe	19-Jan-06	18-Jan-11	Front
1038	Strathroy	19-Jan-06	18-Jan-11	Front
1041	Napanee	19-Jan-06	18-Jan-11	Front
1043	Woodstock	19-Jan-06	18-Jan-11	Front
3033	Gander (Relo)	19-Jan-06	18-Jan-11	Front
1039	Collingwood	19-Jan-06	18-Jan-11	Vestibule
1040	St. Georges de Beauce	19-Jan-06	18-Jan-11	Vestibule
1045	St-Romuald/Charny	19-Jan-06	18-Jan-11	Vestibule
3071	Peterborough	19-Jan-06	18-Jan-11	Vestibule
3099	Swiff Current (Relo)	19-Jan-06	18-Jan-11	Vestibule
3110	Welland (Relo)	19-Jan-06	18-Jan-11	Vestibule
1028	Drumheller	26-Jan-06	25-Jan-11	Front
1042	Hamilton (SE)	26-Jan-06	25-Jan-11	Vestibule
1050	Airdrie	26-Jan-06	25-Jan-11	Vestibule

6

SCHEDULE “B”
NEW STORE LICENCE SCHEDULE
WHEREAS Wal-Mart Canada Corp. (the “Licensor”), PCA Photo Corporation of Canada, Inc. (the “Licensee”) and PCA International Inc., as guarantor, entered into an Amended and Restated Licence Agreement dated as of the 1st day of January, 2006 (the “Licence Agreement”);
AND WHEREAS the Licensor and the Licensee desire that a further retail store of the Licensor be made subject to the Licence Agreement;
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, conditions and agreements herein contained, other good and valuable consideration and the sum of Five Dollars ($5.00) paid by each parry to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree, each with the other, as follows:
All of the capitalized terms used in this New Store Licence Schedule shall have the meanings ascribed to them in the Licence Agreement unless otherwise defined.
The Licensor does hereby grant a non-exclusive licence to the Licensee and the Licensee does hereby accept such licence in accordance with the Licence Agreement to carry on a Licensee’s Business in or about Wal-Mart Store # ▪ located at ▪ (the “Store”). The parties agree that the Licensed Premise in the Store shall be treated as a [store front/non-store front] location for the purposes of section 4.1 of the Licence Agreement.
The Commencement Date in respect of the Licensee’s Business located in or about this Store shall be the date notified by Licensor to Licensee, which notice shall be given no less than five (5) Business Days in advance. As at the date of execution of this Licence Schedule, the Commencement Date in respect of the Licensee’s Business located in or about this Store is expected to be ▪, 200 ▪ (the “Currently Expected Commencement Date”). In the event that the aforesaid notice is not delivered to the Licensee by the Licensor, the Commencement Date in respect of the Licensee’s Business located in or about this Store shall be the Currently Expected Commencement Date.
The licence created pursuant to this New Store Licence Schedule shall commence on the Commencement Date and, subject to earlier termination as provided for in the Licence Agreement, continue in effect for a term ending at 12:00 midnight on the day which is five (5) years following the Commencement Date for such Licensee’s Business (the “Term”).

2

Upon the execution of this New Store Licence Schedule, the Licensee’s Business located in or about this Store shall become subject to the terms of the Licence Agreement.
     IN WITNESS WHEREOF the parties have executed this Licence Schedule this ▪ day of ▪, 200▪.

WAL-MART CANADA CORP.

Per:		c/s

Ken Farrell
Vice-President, Store Development

I have authority to bind the corporation.

PCA PHOTO CORPORATION OF CANADA, INC.

Per:	/s/ David Alexander Jr.	c/s

David Alexander
Chairman and C.E.O

I have authority to bind the corporation.

PCA INTERNATIONAL, INC.

Per:	/s/ Jay Moore	c/s

Name: Jay Moore
Title: SVP International Operations

I have authority to bind the corporation.

SCHEDULE “C”
FORM OF SALES REPORT
(See attached)

Submitted By Ingrid	U\SHARE\UPLOAD\DEC. 05 \Schedule C -Form of Sales Report
Schedule C
Form of Sales Report
All Stores

DATE	STORE	ACCT	INV	VENDOR	COST	PO RETAIL	COMMENT	REPORT	CO company code
12/29/2005	58039	156	0541	46503			PCA COMMISSION	WM	CAX
12/29/2005	58039	563	0541	46503			PCA TAX	WM	CAX
12/29/2005	58039	542	0541	46503			PCA TAX	WM	CAX
12/29/2005	58039	563	0541	46503			PCA TAX	WM	CAX
12/29/2005	11000	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11003	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11004	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11007	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11011	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11013	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11018	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11022	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11025	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11027	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11032	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	11033	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13000	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13001	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13002	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13003	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13004	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13005	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13006	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13007	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13008	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13009	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13010	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13011	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13012	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13013	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13014	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13015	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13016	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13017	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13019	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13020	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13021	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13023	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13024	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13026	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13027	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13028	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13029	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13030	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13031	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13032	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13033	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13034	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13035	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13036	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13039	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13040	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13041	699	0546	46503			PCA COMMISSION	WM	CAX

1

Submitted By Ingrid	U\SHARE\UPLOAD\DEC. 05 \Schedule C -Form of Sales Report

DATE	STORE	ACCT	INV	VENDOR	COST	PO RETAIL	COMMENT	REPORT	CO company code
12/29/2005	13042	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13043	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13044	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13045	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13046	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13047	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13048	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13049	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13050	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13051	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13053	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13054	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13055	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13056	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13057	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13058	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13059	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13060	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13061	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13062	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13063	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13064	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13065	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13066	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13067	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13068	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13069	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13070	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13073	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13074	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13075	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13076	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13077	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13078	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13080	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13081	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13082	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13083	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13084	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13085	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13086	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13087	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13088	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13089	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13090	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13091	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13092	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13093	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13095	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13096	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13097	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13098	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13099	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13100	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13101	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13102	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13104	699	0546	46503			PCA COMMISSION	WM	CAX

2

Submitted By Ingrid	U\SHARE\UPLOAD\DEC. 05 \Schedule C -Form of Sales Report

DATE	STORE	ACCT	INV	VENDOR	COST	PO RETAIL	COMMENT	REPORT	CO company code
12/29/2005	13105	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13106	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13107	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13108	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13109	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13110	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13111	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13112	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13113	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13114	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13115	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13116	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13117	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13118	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13119	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13120	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13122	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13123	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13124	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13125	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13127	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13129	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13130	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13131	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13133	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13134	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13135	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13136	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13137	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13138	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13139	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13140	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13142	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13143	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13145	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13146	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13147	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13148	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13149	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13150	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13151	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13152	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13153	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13154	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13155	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13157	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13158	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13159	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13160	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13161	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13162	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13163	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13164	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13165	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13166	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13167	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13168	699	0546	46503			PCA COMMISSION	WM	CAX

3

Submitted By Ingrid	U\SHARE\UPLOAD\DEC. 05 \Schedule C -Form of Sales Report

DATE	STORE	ACCT	INV	VENDOR	COST	PO RETAIL	COMMENT	REPORT	CO company	code
12/29/2005	13169	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13170	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13171	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13172	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13173	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13176	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13177	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13178	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13179	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13181	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13183	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13184	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13185	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13186	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13188	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13169	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13190	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13191	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13194	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13195	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13196	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13197	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13198	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13199	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13635	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13636	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13637	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13638	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13639	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13640	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13642	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13645	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13646	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13647	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13649	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13650	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13651	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13653	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13654	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13655	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13656	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13657	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13658	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13659	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13661	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13737	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13738	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13739	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	13740	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15708	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15726	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15742	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15743	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15753	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15776	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15777	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15789	699	0546	46503			PCA COMMISSION	WM	CAX

4

Submitted By Ingrid	U\SHARE\UPLOAD\DEC. 05 \Schedule C -Form of Sales Report

DATE	STORE	ACCT	INV	VENDOR	COST	PO RETAIL	COMMENT	REPORT	CO company code
12/29/2005	15795	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15806	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15811	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15832	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15833	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15834	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15838	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15839	699	0546	46503			PCA COMMISSION	WM	CAX
12/29/2005	15854	699	0546	46503			PCA COMMISSION	WM	CAX

5

SCHEDULE “D”
DAYS AND HOURS OF OPERATION
In accordance with section 5.02 of the License Agreement, the following sets forth the days and hours of operation for the Licensee’s Businesses.
Days of Operation:
Licensee’s Business will operate seven (7) days a week, Monday through Sunday, excluding all holidays on which the applicable Store is closed.
Hours of Operation:
Monday through Friday:
Subject to Licensor’s sole discretion, all Licensee’s Businesses will open at 10:00 AM and operate through 2:00 PM. From 2:00 PM to 3:00 PM, there will be a posted one (1) hour lunch break in all studios. Operations in all studios will continue from 3:00 PM to 7:00 PM for total operating hours Monday through Friday in all studios of eight (8) hours. Within the framework of the eight (8) operating hours, Licensee will vary the hours of operation on a region by region and/or province by province basis as the Licensor determines to most closely match the applicable Store’s hours of operation. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.
Saturday:
Subject to Licensor’s sole discretion, all Licensee’s Businesses will open at 9:00 AM and operate through 1:30 PM. From 1:30 PM to 2:30 PM, there will be a posted one (1) hour lunch break in all studios. Operations in all studios will continue from 2:30 PM to 8:00 PM for total operating hours on Saturday in all studios often (10) hours. Within the framework of the ten (10) operating hours, Licensee will vary the hours of operation on a region by region and/or province by province basis as the Licensor determines to most closely match applicable Store’s hours of operation. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.
Sunday:
All studios will open at 10:00 AM and operate through 2:00 PM. From 2:00 PM to 3:00 PM, there will be a posted one (1) hour lunch break in all studios. Operations in all studios will continue from 3:00 PM to 7:00 PM for total operating hours on Sunday of eight (8) hours. Within the framework of the eight (8) operating hours, Licensee will vary the hours of operation on a region by region and/or province by province basis as the Licensor determines to most closely match the applicable Store’s hours of operation. If any of the Stores are open for business less than nine (9) hours on a Sunday, Licensee’s hours of operation will coincide with the posted store hours in that situation. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.

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Christmas Season:
During the seven (7) week holiday season from approximately November 1st through December 22nd, Licensee will extend the hours of operation on Monday through Friday and Sunday to ten (10) hours per day (from eight (8) hours per day) in consideration of higher traffic and extended store hours by the Licensor. During this seven (7) week period, operating hours for all seven (7) days of the week will be from 9:00 AM to 8:00 PM with a posted one (1) hour lunch break from 1:30 PM to 2:30 PM. Within the framework of the ten (10) operating hours per day, Licensee will vary the hours of operation on a region by region and/or province by province basis as the Licensor determines to most closely match the applicable Store’s hours of operation. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.
Notwithstanding the foregoing, Licensee may provide Licensor with a written request to adjust the hours of operation in respect of Licensed Premises in remote locations. Licensor’s approval for such adjustments shall be in its sole, absolute and unfettered discretion.